               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      WITCO CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                        WITCO WORLD HEADQUARTERS
                         GREENWICH, CONNECTICUT
                            APRIL 28, 1999


                        NOTICE OF ANNUAL MEETING


                               (GRAPHIC)


                             [WITCO LOGO]

[Logo]                                                                 WITCO CORPORATION
                                                                       One American Lane
                                                                       Greenwich, CT 06831-2559

                                                                       E. Gary Cook
                                                                       Chairman of the Board
                                                                       President
                                                                       Chief Executive Officer

                                 March 25, 1999

     Dear Shareholder:

              You are cordially invited to attend Witco's 1999 Annual Meeting of Shareholders at 10:30 a.m. on Wednesday, April 28, 1999 at our corporate headquarters located at One American Lane, Greenwich, CT. We have enclosed with this Proxy Statement, your proxy voting card, including directions to the meeting, and the Company's 1998 Annual Report to Shareholders for your review.

              At the meeting, we will review Witco's 1998 performance and answer any of your questions about the Company. In addition, shareholders will be voting on the election of directors and the ratification of our independent auditors for 1999.

              Please complete your proxy card and return it promptly in the pre-paid, self-addressed envelope provided. This will enable us to vote your shares according to your instructions whether or not you plan to attend the meeting.

              I look forward to seeing those of you who will be able to join us on April 28.

                                          Sincerely,

                                          E. Gary Cook

                                          E. Gary Cook
                                          Chairman, President
                                          and Chief Executive Officer

                                     [Logo]

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                           WEDNESDAY, APRIL 28, 1999
                            10:30 A.M. EASTERN TIME
                            WITCO WORLD HEADQUARTERS
                               ONE AMERICAN LANE
                            GREENWICH, CT 06831-2559

                                     AGENDA

1. To re-elect four directors, Messrs. Blankenship, Hohn, Samuel and Wesson each for a term of three years (or until their earlier retirement) and until their successors are elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1999; and

3. To transact any other business properly brought before the Annual Meeting.

The Board of Directors recommends a vote in favor of both proposals.

Shareholders of record at the close of business on March 15, 1999 will be entitled to vote at the Annual Meeting or any adjournments thereof. Admission to the meeting will be on a first-come, first-served basis and registration will begin at 9:45 a.m. 'Street name' holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

This Proxy Statement, proxy card and 1998 Annual Report to Shareholders are being distributed on or about March 25, 1999.

                                    By order of the Board of Directors,

                                    Edgar J. Smith, Jr.
                                    Vice President, General Counsel
                                    and Corporate Secretary

Greenwich, Connecticut
March 25, 1999

                                    TABLE OF CONTENTS

Questions and Answers about the Meeting.....................................................................    1

Proposals to be Voted on....................................................................................    3

Board of Directors..........................................................................................    4

      Composition...........................................................................................    4

      Board Meetings Held...................................................................................    7

      Board Committees......................................................................................    7

      Corporate Governance..................................................................................    8

      Outside Directors' Compensation.......................................................................    9

      Outside Directors' Stock Ownership Requirements.......................................................   10

      Compensation Committee Interlocks and Insider Participation...........................................   10

      Certain Business Relationships........................................................................   10

Stock Ownership.............................................................................................   11

      Principal Shareholders................................................................................   11

      Security Ownership of Directors and Officers..........................................................   12

      Section 16(a) Beneficial Ownership....................................................................   13

Executive Compensation......................................................................................   14

      Report of the Organization and Compensation Committee.................................................   14

      Summary Compensation Table............................................................................   18

      Option Grants Table...................................................................................   19

      Option Exercises and Year-End Value Table.............................................................   19

      Long-Term Incentive Plan Awards Table.................................................................   20

      Certain Benefit Plans.................................................................................   20

      Employment Agreements and Other Arrangements..........................................................   22

      Transactions with Management..........................................................................   23

      Indebtedness of Management............................................................................   24

Performance Graph...........................................................................................   25

Additional Information......................................................................................   25

                             ABOUT THE MEETING

--------------------------------------------------------------------------------

Q:  WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A: At the Company's Annual Meeting, Witco's shareholders will vote on the matters listed in the accompanying notice of meeting, namely the re-election of four directors (Messrs. Blankenship, Hohn, Samuel and Wesson) and the ratification of the Company's independent auditors (Ernst & Young LLP). The Company's management will report on Witco's performance during 1998 and will answer shareholders' questions.

--------------------------------------------------------------------------------

Q:  WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on the record date (March 15, 1999) are entitled to vote their shares of Witco Common Stock or $2.65 Cumulative Convertible Preferred Stock held on that date. Each outstanding share of stock is entitled to one vote. As of March 15, 1999, there were outstanding and entitled to vote at the meeting 57,644,827 shares of Common Stock and 5,892 shares of $2.65 Cumulative Convertible Preferred Stock.

--------------------------------------------------------------------------------

Q:  HOW DO I VOTE?

A: If you complete, sign and date the accompanying proxy card and return it in the prepaid envelope, your shares will be voted confidentially and according to your instructions. If you do not mark any selections but return the signed card, your shares will be voted by your proxy, in favor of the two proposals. If you attend the meeting, you may deliver your completed proxy card and vote in person.

--------------------------------------------------------------------------------

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It indicates that your shares are registered differently and are held in more than one account. You should complete, sign, date and return all proxy cards so that all of your shares are voted. You may also own shares indirectly through your broker or Witco's Employee Retirement Savings Plan (the '401(k) Plan'). We encourage you to have as many accounts as possible registered in the same name and address. You may do this by calling our transfer agent, First Chicago Trust Company of New York c/o EquiServe at (201) 324-0313 or e-mailing your request to fctc@em.fcnbd.com.

--------------------------------------------------------------------------------

Q:  WHO WILL COUNT THE VOTE?

A: Representatives at First Chicago Trust Company of New York, a division of EquiServe, will tabulate the votes and act as inspector of election.

--------------------------------------------------------------------------------

Q:  CAN I REVOKE MY PROXY BEFORE IT IS EXERCISED?

A: Yes, you may revoke your proxy before the meeting by notifying Witco's Corporate Secretary in writing that you would like to do so. The proxy holders' powers may also be suspended if you attend the meeting and notify the Corporate Secretary at the meeting that you would like to change your vote. Attendance at the meeting will not automatically revoke a previously granted proxy.

--------------------------------------------------------------------------------

Q:  HOW DO I VOTE MY 401(k) SHARES?

A: The shares of Common Stock held by the trustee under the 401(k) Plan will be voted according to your instructions on your proxy card. If no instructions are received by the close of business on April 23, 1999, the shares will be voted in the same proportion as shares for which instructions are received from other participants in the 401(k) Plan.

--------------------------------------------------------------------------------

Q:  WHAT CONSTITUTES A QUORUM?

A: A quorum is the presence in person or by proxy of shareholders holding a majority of the combined shares of Common Stock and $2.65 Cumulative Convertible Preferred Stock. Abstentions and withhold-authority votes will be included for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of the item voted upon. Broker non-votes will be included for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote.

--------------------------------------------------------------------------------

Q:  HOW MANY VOTES DOES IT TAKE TO APPROVE THE ITEMS TO BE VOTED UPON?

A: Directors are elected by a plurality. This means that assuming a quorum is present at the meeting, the four director nominees receiving the highest number of all votes cast for directors will be elected. The affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the meeting is needed to ratify the election of Ernst & Young LLP.

--------------------------------------------------------------------------------

Q:  WHO IS SOLICITING MY VOTE AND WHO PAYS THE COST?

A: The Company has retained Georgeson & Company Inc. to assist in the distribution of proxy materials and the solicitation of votes at a fee estimated to be $8,500, excluding out-of-pocket expenses. The Company will pay the entire cost of the solicitation and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of Witco stock. Proxies may also be solicited personally, by mail, by telephone, by facsimile or by telegraph, by the directors, officers or other employees of the Company, without remuneration other than regular compensation.

--------------------------------------------------------------------------------

Q:  WHEN ARE THE YEAR 2000 SHAREHOLDER PROPOSALS DUE?

A: If a shareholder wants a proposal to be included in Witco's proxy statement for the 2000 Annual Meeting of Shareholders, or wishes to recommend nominees to the Board of Directors, the proposal, in writing and addressed to the Company's Corporate Secretary, must be received by the Company no later than November 25, 1999. A shareholder may bring other business before an annual meeting by giving written notice of the proposed business either by personal delivery or by United States mail, either certified or registered, return receipt requested, to the Corporate Secretary by January 29, 2000 or not later than ten days after notice of public disclosure of the date of the annual meeting is given or made to shareholders, whichever date is earlier. The notice must be given in accordance with the Company's by-laws otherwise the Chairman of the meeting may refuse to permit the business at issue to be brought before the meeting.

--------------------------------------------------------------------------------

Q:  WHAT OTHER INFORMATION ABOUT WITCO IS AVAILABLE?

A: Witco shareholders can call, toll-free 1-888-665-9880 to request a copy of our Annual Report on Form 10-K and our quarterly news releases by fax or through the mail. Shareholders can use this toll-free number to request quarterly information on the day results are released, at any time after release or to be placed on a permanent mailing list for these releases. This and other important information about Witco is also available on our web site which can be accessed at www.witco.com. Press releases are posted on our web site within a few hours of public release.

                          PROPOSALS TO BE VOTED ON

1.  RE-ELECTION OF DIRECTORS

     The number of Directors is currently established at thirteen directors divided into three classes. Each class is elected to serve a three year term and classes are elected on a staggered basis. The Board of Directors proposes that Don L. Blankenship, Harry G. Hohn, Dan J. Samuel and Bruce F. Wesson, all of whom are currently serving as directors, be re-elected for a new term of three years (or until their earlier retirement) and until their successors are duly elected and qualified. Biographical information for each of the nominees is provided on page 4.

     Under the Board's retirement policy adopted in 1997, non-employee directors cannot stand for election to a three year term at any annual meeting following their 70th birthday; provided that sitting directors who attained the age of 70 before the adoption of the retirement policy retire at the annual meeting following their 75th birthday. Messrs. Grant, Samuel and Wishnick will each reach age 75 prior to the 2000 Annual Meeting of Shareholders.

     If any director is unable to serve his or her full term, the Board may, by resolution, provide for a lesser number of directors (but not less than twelve) or a majority vote of the directors then in office may designate a substitute. The director chosen by the Board shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been elected expires.

     The affirmative vote of a plurality of the shares voting at the 1999 Annual Meeting of Shareholders having voting power present in person or represented by proxy at the meeting is required for the election of each nominee for director. Unless otherwise specified, the proxies received will be voted for the election of the listed nominees.

2.  RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as the independent auditors to examine the accounts of the Company for the 1999 fiscal year. Ernst & Young LLP and its predecessors have been serving the Company in this capacity for over fifty years. A member of Ernst & Young LLP is expected to be in attendance at the Annual Meeting with the opportunity to make a statement and respond to questions.

     The Board of Directors recommends that shareholders vote for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1999. In the event that ratification of the Board of Director's selection of auditors is not approved by the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the meeting, the selection of independent auditors will be reconsidered by the Board of Directors.

                              BOARD OF DIRECTORS

-----------------------------------------------------------------------------------------------------------------

NOMINEES FOR ELECTION IN CLASS SERVING UNTIL THE 2002 ANNUAL MEETING
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               DON L. BLANKENSHIP
                                      Mr. Blankenship, 49, is Chairman of the Board, President and Chief
                                      Executive Officer of A.T. Massey Coal Company, Inc., a subsidiary of Fluor
                                      Corporation. He is a Director of Fluor Corporation. Director since 1997.
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               HARRY G. HOHN
                                      Mr. Hohn, 67, was Chairman of the Board and Chief Executive Officer of New
                                      York Life Insurance Company from 1990 to 1997. He is a Director of New York
                                      Life Insurance Company and The Mainstay Funds. Director since 1989.
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               DAN J. SAMUEL
                                      Mr. Samuel, 74, is a business consultant. Prior to his retirement, Mr.
                                      Samuel was a senior executive of the Royal Dutch/Shell Group of Companies.
                                      He is a director of Measurement Specialties Inc. and Canadian Overseas
                                      Packaging Industries. Director since 1985.
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               BRUCE F. WESSON
                                      Mr. Wesson, 56, is President of Galen Associates, a health care venture firm, and a General Partner of Galen Partners L.P. Prior to January 1991,
                                      he was Senior Vice President and Managing Director of Smith Barney, Harris
                                      Upham & Co. Incorporated, New York, New York, an investment banking firm.
                                      He is a director of Halsey Drug Co., Inc. Director since 1980.

-----------------------------------------------------------------------------------------------------------------

CONTINUING DIRECTORS IN CLASS SERVING UNTIL THE 2000 ANNUAL MEETING
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               SIMEON BRINBERG
                                      Mr. Brinberg, 65, is Senior Vice President of BRT Realty Trust, a real estate investment trust. Director since 1987.
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               WILLIAM R. GRANT
                                      Mr. Grant, 74, is Chairman of Galen Associates, a health care venture firm and a General Partner of Galen Partners L.P. He is a Director of Minimed
                                      Inc., Allergan, Inc., Ocular Sciences Corp. and WBN.com. Director since
                                      1970.
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               RICHARD M. HAYDEN
                                      Mr. Hayden, 53, is a Limited Partner of Goldman,
                                      Sachs & Co., New York, N.Y., an investment banking firm.
                                      Director since 1992.
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               NICHOLAS PAPPAS
                                      Mr. Pappas, 68, is President, Chief Executive Officer and Vice Chairman of
                                      BioTraces, Inc. and Chairman of the Board of ChemFab Corporation. He is
                                      also a Director of Nova Corporation and Yenkin Majestic Paint Corporation,
                                      as well as a retired Executive Vice President of E.I. DuPont de Nemours and
                                      Company and a past member of the Executive Committee of DuPont Corporation.
                                      Director since 1997.

-----------------------------------------------------------------------------------------------------------------

CONTINUING DIRECTORS IN CLASS SERVING UNTIL THE 2001 ANNUAL MEETING
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               BRUCE R. BOND
                                      Mr. Bond, 51, is Chairman, President and Chief Executive Officer of
                                      PictureTel Corporation. Before joining PictureTel in March 1998, he was
                                      President and Chief Executive Officer of ANS Communications, a
                                      data-networking unit of America Online Company. From April 1991 to July
                                      1996, he was a Managing Director of British Telecom. Director since 1997.
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               WILLIAM G. BURNS
                                      Mr. Burns, 66, was Chief Executive Officer of Galen Associates, a health care venture firm, and a General Partner of Galen Partners L.P. from March
                                      1990 to December 1990. Prior to his retirement in May 1989, he was Vice
                                      Chairman of NYNEX Corporation. He is a Director of New York Life Insurance
                                      Company and J.P. Morgan Funds. Director since 1986.
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               E. GARY COOK
                                      Mr. Cook, 54, was elected Chairman of the Board, President and Chief
                                      Executive Officer of the Company in June 1996. He was President and Chief
                                      Operating Officer of Albemarle Corporation until he assumed his current position with the Company. Director since 1996.
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               LOUISE GOESER
                                      Ms. Goeser, 45, is Vice President for Quality of Ford Motor Company. Before
                                      joining Ford in March 1999, she was General Manager, Refrigeration Product
                                      Team, of Whirlpool Corporation's North American Region. Director since
                                      1997.
-----------------------------------------------------------------------------------------------------------------

[PHOTO]                               WILLIAM WISHNICK
                                      Mr. Wishnick, 74, is a business consultant and the President of the Robert
                                      I. Wishnick Foundation. He was elected Chairman of the Board of the Company in 1964 and assumed the additional responsibility of Chief Executive
                                      Officer in 1971. He held these positions until October 1990. Director since
                                      1949.

BOARD MEETINGS HELD

     The Board of Directors held eight meetings during 1998. Each director attended 75% or more of the total meetings of the Board of Directors and Committees of which he or she was a member.

BOARD COMMITTEES

                                             COMMITTEE MEMBERSHIP(1)
------------------------------------------------------------------------------------------------------------------
                                                                         ORGANIZATION              SAFETY, HEALTH
                 NAME                    AUDIT   FINANCE   GOVERNANCE   & COMPENSATION   PENSION   & ENVIRONMENTAL
                 ----                    -----   -------   ----------   --------------   -------   ---------------


D. L. Blankenship                          x                                                              x
B. R. Bond                                          x           x
S. Brinberg                                                                                 *             x
W. G. Burns                                *                    x
L. Goeser                                  x                                                x
W. R. Grant                                                                   *
R. M. Hayden                                        x                          x
H. G. Hohn                                                     *               x
N. Pappas                                                                      x                          *
D. J. Samuel                               x                    x
B. F. Wesson                                        *                                       x
W. Wishnick                                         x                                       x
Number of Meetings in 1998                 4        3           5              4            5             5

(1) Committee membership is as of March 15, 1999.

* Chairman

Note: E.G. Cook was an ex-officio, but non-voting member of each committee except Audit.

     Audit. The Audit Committee reviews or participates in reviews of matters relating to audit, accounting and financial statements. The Committee reviews the scope and results of the Company's internal audit procedures as well as the adequacy of the Company's system of internal accounting controls. The Committee recommends to the full Board of Directors an independent accounting firm to be engaged and reviews with the independent auditors the plan and results of the audit engagement, non-audit services performed by the independent auditors, the independence of the auditors and proposed audit and related fees.

     Finance. The Finance Committee is charged with monitoring the financial affairs of the Company by providing guidance and counsel to management and recommending to the Board of Directors financial actions and policies. The Committee's responsibilities include reviewing and evaluating the adequacy and efficacy of management's financial plans, strategies and performance, and making recommendations to the Board of Directors in various areas including long and short-term financial plans, programs and borrowings, short-term liquidity, cash flow and balance sheet performance, dividend policies, capital structure, investment of corporate funds, financial risk management, shareholder, financial community and rating agency relations, compliance with debt covenants and tax matters.

     Governance. The Governance Committee was established to oversee the role and effectiveness of the Board of Directors in the corporate governance process. The

Committee performs a number of functions including reviewing the skills of the Board of Directors to determine whether the appropriate areas of expertise are present, screening and interviewing new director candidates, fashioning new director orientation and recommending committee assignments to the full Board of Directors for approval. The Committee annually assesses the performance of the Board of Directors as a whole as well as that of individual directors and reviews non-employee directors' compensation and stock ownership levels.

     Organization and Compensation. The Organization and Compensation Committee reviews the Company's overall compensation philosophy and plans, its corporate organizational structure, succession plans and the performance of its officers. The Committee evaluates the CEO with the Chairman of the Governance Committee, agrees to performance criteria for the CEO and makes CEO and senior officer compensation recommendations to the Board of Directors. The Committee determines, interprets and amends the terms of Company compensation plans and establishes awards and targets under the plans.

     Pension. The Pension Committee assists the Board of Directors in fulfilling its fiduciary responsibilities under various retirement plans sponsored by the Company and its subsidiaries and advises the Board of Directors regarding retirement plan matters that do not fall within the scope of any fiduciary obligation. The Committee, among other functions, selects and dismisses the actuary for the Company's defined benefit plans, adopts a funding policy and determination of plan contributions for such plans, reviews and modifies actuarial assumptions, selects trustees, investment managers and other entities involved in the management of plan assets and recommends the adoption of retirement or savings plan benefits. The Committee also selects and reviews the performance of funds for the Company's 401(k) plans.

     Safety, Health and Environmental. The Safety, Health and Environmental Committee is charged with the responsibility of providing guidance and counsel to management on safety, health and environmental matters. The Committee's specific responsibilities include the review and evaluation of the Company's safety, health and environmental performance, policies, standards, procedures, management systems and strategic plans.

CORPORATE GOVERNANCE

     The Board of Directors is responsible for the oversight and management of the direction of the Company in order to enhance the long-term value of the enterprise for its shareholders. In October 1997, the Board of Directors created the Governance Committee which is charged with the responsibility of overseeing the role and effectiveness of the Board of Directors in the corporate governance process. The Committee is composed solely of non-employee directors. The CEO is an ex-officio, non-voting member of the Committee.

     In December 1997, the Board of Directors approved a set of core principles and guidelines for corporate governance which were implemented during the course of 1998. Copies of the Corporate Governance Guidelines (the 'Guidelines') were distributed to the Company's shareholders in July 1998 and can be obtained upon request by contacting the Office of the Corporate Secretary. The Guidelines generally set out the principal functions of the Board of Directors and address other matters relating to board membership, board and committee meetings, officer and director evaluation processes and items such as officer and director equity ownership requirements and succession planning.

     During 1998, the Governance Committee and the full Board of Directors made complete or substantive progress in implementing the Guidelines. Among specific actions, the Governance Committee of the Board of Directors initiated a Board evaluation process at the end of 1998. The Governance Committee identified twelve primary duties and responsibilities of board members and each board member was asked to evaluate himself or herself and the Board of Directors as a whole in each identified area. The Chairman of the Governance Committee shared the results of the evaluation with the full Board for discussion.

     In addition, at the first Board meeting of 1999, the Board completed a process of review, redrafting and approval of its committees' charters in addition to setting individual agendas of recurring items for 1999 for each of the committees and the Board of Directors. The purpose of the efforts was to clarify and, if necessary, redefine the roles of the committees of the Board. Also early in 1999, the Board conducted its annual evaluation of the performance of the Company's senior officers, including the CEO, as further described in the Report of the Organization and Compensation Committee.

     During the remainder of 1999, the Board of Directors will continue its efforts to develop and refine processes called for by the Guidelines including the further development of the board evaluation process.

OUTSIDE DIRECTORS' COMPENSATION

      Board annual retainer of $25,000

      Board attendance fee of $1,000 per meeting (plus reimbursement of travel expenses)

      Committee annual retainer of $2,500

      Committee Chairperson attendance fee of $1,000 per meeting

      Committee member attendance fee of $750 per meeting

     Deferred Fees Plan. Under the Amended and Restated Witco Corporation Deferred Directors' Fees Plan (the 'Deferred Fees Plan') outside Directors have the option to elect to defer payment of all or any part of their Board and Committee retainers and meeting fees until their retirement or such other time as they have elected under that plan. Amounts deferred can either earn interest at an annual rate set forth in the plan or be converted to phantom shares of Witco Common Stock which earn additional phantom shares on each day the Company pays a dividend.

     Other Arrangements. The Company provides non-employee Directors with coverage under the Company's basic life and accidental death and dismemberment policy with a death benefit of $50,000.

     The Company has retained Mr. Wishnick as an independent consultant at an annual retainer of $110,000. The consultancy agreement is automatically extended for additional terms of one year each unless either party gives 90 days written notice of its intention not to continue the agreement. In addition, the Company makes office space and a part-time secretary available for use by Mr. Wishnick.

OUTSIDE DIRECTORS' STOCK OWNERSHIP REQUIREMENTS

     On March 4, 1997, the Board of Directors adopted the following stock ownership guidelines for outside directors of the Company:

      Each director must own Common Stock having a value equal to three times total annual compensation received as a director of the Company.

      Each director has until March 4, 2002 or five years from their initial date of appointment to the Board of Directors, whichever is later, to achieve the required level of ownership.

      Each director acquiring phantom shares of Common Stock through participation in the Deferred Fees Plan is credited with ownership of a corresponding number of shares of Common Stock of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Organization and Compensation Committee of the Board of Directors is or has been an officer or employee of the Company. All members of the Committee participated in decisions related to compensation of the Company's executive officers. No executive officer of the Company served as a director or member of a compensation committee of another Company where an executive officer of such company is a member of the Organization and Compensation Committee.

CERTAIN BUSINESS RELATIONSHIPS

     Mr. Hayden is a Limited Partner of Goldman, Sachs and Co. This firm provided certain investment banking services to the Company during the year ended December 31, 1998 and is expected to provide similar services to the Company during 1999.

     Mr. Blankenship is a Director of Fluor Corporation. The Company has entered into one or more arms-length contracts with Fluor Daniel, Inc. a wholly-owned subsidiary of Fluor Corporation, whereby Fluor Daniel, Inc. has provided certain engineering, procurement, construction and project management services to the Company during the year ended December 31, 1998 and is expected to provide similar services to the Company during 1999. Mr. Blankenship is not and was not involved with the management or administration of any of these services.

                               STOCK OWNERSHIP

PRINCIPAL SHAREHOLDERS

     The table below indicates those persons whom management believes to be beneficial owners of more than 5% of the Company's Common Stock. The information is based on reports filed with the Company and the Securities Exchange Commission as of February 15, 1999 in accordance with Section 13(g) of the Securities Exchange Act of 1934, as amended.

                                                                                     SHARES
                                   NAME AND                                       BENEFICIALLY       PERCENT OF
                                    ADDRESS                                          OWNED             CLASS
                                   --------                                       ------------       ----------

Barrow, Hanley, Mewhinney & Strauss, Inc.                                         7,152,200(1)          12.4%
3232 McKinney Avenue
Dallas, TX 75204-2429

FMR Corp.                                                                         7,053,600(2)          12.2%
82 Devonshire Street
Boston, MA 02109

Capital Research & Management                                                     6,281,600(3)          10.9%
333 South Hope Street
Los Angeles, CA 90071

Scudder Kemper Investments, Inc.                                                  4,711,305(4)           8.2%
345 Park Avenue
New York, NY 10154-0010

Putnam Investments, Inc.                                                          4,238,049(5)           7.4%
One Post Office Square
Boston, MA 02109

Wellington Management Company, LLP                                                3,639,400(6)           6.3%
75 State Street
Boston, MA 02109

T. Rowe Price Associates, Inc.                                                    3,594,300(7)           6.2%
100 E. Pratt Street
Baltimore, MD 21202

(1) Barrow, Hanley, Mewhinney & Strauss, Inc. has advised that they have sole voting power for 1,104,200 shares, shared voting power for 6,048,000 shares and sole dispositive power for 7,152,200 shares. Barrow, Hanley, Mewhinney & Strauss, Inc. acts as investment adviser for Vanguard Windsor
    Funds -- Windsor II Fund with respect to 5,431,800 of the shares listed above.

(2) FMR Corp. has advised that they have sole voting power for 1,329,000 shares and sole dispositive power for 7,053,600 shares.

(3) Capital Research & Management has advised that they have sole dispositive power for 6,281,600 shares. Capital Research & Management disclaims beneficial ownership of all shares pursuant to Rule 13d-4.

(4) Scudder Kemper Investments, Inc. has advised that they have sole voting power for 1,094,005 shares; shared voting power for 3,357,800 shares and sole dispositive power for 4,711,305 shares.

(5) Putnam Investments, Inc. has advised that they have shared voting power for 274,519 shares and shared dispositive power for 4,238,049 shares.

(6) Wellington Management Company, LLP has advised that they have shared voting power for 300,500 shares and shared dispositive power for 3,639,400 shares.

(7) T. Rowe Price Associates, Inc. has advised that they have sole voting power for 631,100 shares and sole dispositive power for 3,594,300 shares.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table shows the Common Stock ownership of the Company's directors, the executive officers named in the Summary Compensation Table and the directors and executive officers of the Company as a group as of March 1, 1999. The table also shows the number of phantom shares credited to the individual's deferred compensation account under the Deferred Directors' Fees Plan more fully described on page 9 and stock options exercisable as of March 25, 1999 and within 60 days of that date.

                                                               COMMON STOCK         PHANTOM        EXERCISABLE
                            NAME                               OWNED(1)(2)           SHARES          OPTIONS
                            ----                               ------------         -------        -----------

D.L. Blankenship                                                   --                 2,031            --
B.R. Bond                                                          --                 1,194            --
S. Brinberg                                                         3,200             5,449            --
W.G. Burns                                                          2,001             1,652            --
E.G. Cook                                                         116,382(3)         --               685,000
C.J. DiFrancesco                                                   16,907(4)         --                12,010
L. Goeser                                                          --                 2,214            --
W.R. Grant                                                          3,374            10,144            --
R.M. Hayden                                                         3,001             9,460            --
H.G. Hohn                                                           1,001             9,823            --
P. Mackey                                                          --                --                12,500
D.E. McCoy                                                         15,442(5)         --                84,890
N. Pappas                                                           1,000             2,609            --
D.J. Samuel                                                         2,501             1,664            --
R.L. Sharp                                                         17,425(6)         --               105,000
B.F. Wesson                                                         3,500             7,332            --
W. Wishnick                                                       247,171(7)         --                --
Directors and Officers as a Group (28 individuals)                557,488(8)         53,572         1,152,286

(1) Includes shares held under the 401(k) Plan as of December 31, 1998 by Mr. Cook (1,084 shares), Mr. Sharp (167 shares) and all directors and officers as a group (4,776 shares) for which they have voting and investment power.

(2) Includes common stock and restricted stock granted on February 3, 1999 to the named executive officer under the Witco Corporation Long-Term Incentive Plan and to all officers totaling 21,650 shares. See table on page 18 for individual amounts.

(3) Includes 27,145 shares of restricted stock granted to Mr. Cook pursuant to the employment agreement, dated June 12, 1996, between Mr. Cook and the Company and 1,500 shares of restricted stock granted pursuant to the Enhanced Stock Acquisition Program. See 'Employment Agreements and Other Arrangements' and 'Transactions with Management -- Enhanced Stock Acquisition Program'.

(4) Includes 5,145 shares of restricted stock granted to Mr. DiFrancesco pursuant to the Enhanced Stock Acquisition Program. See 'Transactions with Management -- Enhanced Stock Acquisition Program'.

(5) Includes 4,790 shares of restricted stock granted to Mr. McCoy pursuant to the Enhanced Stock Acquisition Program. See 'Transactions with
    Management -- Enhanced Stock Acquisition Program'.

(6) Includes 6,666 shares of restricted stock granted to Mr. Sharp pursuant to an agreement providing for certain employment incentives and 1,770 shares of restricted stock granted to Mr. Sharp pursuant to the Enhanced Stock Acquisition Program. See 'Transactions with Management -- Enhanced Stock Acquisition Program'.

(7) Includes the following shares of Common Stock as to which Mr. Wishnick disclaims direct beneficial ownership: 33,964 shares owned by his daughter and 113,388 shares owned by his wife.

(8) Includes 62,144 shares of restricted stock granted to directors and officers as a group pursuant to the Enhanced Stock Acquisition Program and employment agreements. See 'Employment Agreements and Other Arrangements' and 'Transactions with Management -- Enhanced Stock Acquisition Program'.

     Each of the individuals listed in the table above, beneficially owned less than 1% of the Company's 57,644,827 outstanding shares of Common Stock on March 1, 1999, except Mr. Cook. As of March 15, 1999, Mr. Cook beneficially owned or has the right to acquire within 60 days 1.4% of the Company's outstanding shares of Common Stock. The Company's directors and officers, as a group, owned 3.1% of the Company's outstanding shares.

SECTION 16(a) BENEFICIAL OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934 requires reporting by directors and officers of the Company concerning their holdings and transactions in Witco Common Stock. A review of the Company's records indicates that during 1998, all filing requirements pursuant to Section 16(a) were met.

                            EXECUTIVE COMPENSATION

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

Role of Organization and Compensation Committee

     The Organization and Compensation Committee is made up of four members of the Board of Directors who are non-employee independent Directors. The Committee reviews the Company's organizational structure, succession planning and the ongoing functions of corporate officers and is responsible for the Company's executive compensation policies and programs. The Committee reviews and recommends to the Board all compensation payments to the CEO and senior corporate officers and the aggregate incentive compensation payments of all employees of the Company.

     In reaching compensation decisions, the Committee reviews information from various sources, including proxy statement surveys, industry surveys, and external compensation consultants.

Objectives of the Executive Compensation Program

     The Committee's leading objective in the establishment of compensation opportunities for the Company's officers is to drive behavior at the officer level which maximizes the Company's long-term shareholder value. Overall, the Company's executive compensation program is designed with performance-orientation, with a large portion of executive compensation 'at risk.' In pursuing this objective, the Committee believes the Company's executive compensation programs must:

      Encourage, by rewarding decision making which emphasizes long-term shareholder value;

      Promote the achievement of common goals for all employees by aligning the incentive pay opportunities of the officers with those of each employee of the Company;

      Pay for performance, motivating both long-term and short-term performance for the benefit of the Company's shareholders;

      Provide a total compensation program competitive with those of companies with which the Company competes for top management talent on a global basis;

      Place greater emphasis on variable incentive compensation versus fixed or base pay, particularly for the officers and to a lesser extent all of the Company's employees; and

      Require significant Common Stock ownership by the Company's executive officers in order to align their interests with those of the Company's shareholders.

     The Committee sets total compensation opportunity levels, which are competitive with a comparison group of chemical and petroleum product companies and other major publicly traded companies of similar size and complexity (the 'Comparison Group'). For 1998 the Committee targeted base salary, averaged across the officers as a group, to the median compensation levels of the Comparison Group. Total compensation, including base salary, cash incentive compensation, stock option grants and grants under the Company's Long Term Incentive Plan were targeted to the top quartile of compensation levels of the Comparison Group when the Company is operating at high performance levels set by the Committee.

Position on Deductibility of Compensation

     It is the Committee's goal to have its compensation programs qualify as performance based compensation deductible for federal income tax purposes under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'). The design and administration of the Company's Officers' Annual Incentive Plan, the 1992 Stock Option Plan, the 1995 Stock Option Plan and the 1997 Stock Incentive Plan, the Long Term Incentive Plan and the Shareholder Value Incentive Plan qualify under Section 162(m) of the Code. However, the Committee reserves the right, under appropriate circumstances or where merited by individual performance, to authorize compensation payments which may not be fully tax deductible by the Company.

Overview of Executive Compensation and 1998 Committee Actions

     The Company's executive compensation program consists of five principal components:

       Base Salary

       Officers' Annual Incentive Program

       Stock Options under the Stock Plans

       Long Term Incentive Plan

       Shareholder Value Incentive Plan

The Base Salary Program

     The base salary program is intended to provide base salary levels that are externally competitive at the median level and internally equitable, and to reflect each individual's sustained performance and cumulative contribution to the Company.

The Officers' Annual Incentive Program

     The OAIP provides for annual incentive compensation based on various performance measures for corporate officer positions. Incentives are paid under the OAIP only if corporate performance exceeds a predetermined performance target reflecting minimally acceptable performance.

     In 1998 the Committee established as OAIP targets the attainment of a certain earnings per share and operating cash flow of a certain amount, in which performance measurements were weighted 75% and 25%, respectively. The percentage of the target bonus attributable to EPS ranged from 50% of the target bonus (for attainment of 80% of the EPS target), to 250% of the target bonus (for attainment of 140% of the EPS target). The percentage of target bonus attributable to Cash Flow ranged from 50% of the target bonus (for attainment of 87% of the cash flow target), to 250% of the target bonus (for attainment of 126% of the cash flow target). The target bonus for Mr. Cook was 80% of base salary.

     The Committee retains the right to make additional incentive awards to the executive officers, or to reduce payments under the OAIP, to reflect personal performance factors and contributions. No additional award may exceed 50% of the OAIP amount, and no OAIP amount will be reduced by more than 50%. No payments were made under the OAIP for the year ended December 31, 1998.

The Stock Plans

     The Committee has based annual stock option grants at the 75th percentile of expected value for long-term incentive grants among Comparison Group companies. The Committee uses the Black-Scholes method of valuing stock option grants. The stock plans enable the Committee to grant both incentive stock options and non-qualified stock options. The Committee reserves the right to adjust annual grants in light of unusually poor or exceptionally strong corporate or individual performance.

     The Committee established stock ownership guidelines in 1996 and monitors the progress executives are making to achieve the guidelines on an annual basis. Officers who have not met the guidelines must use 20% of their cash bonus for the purchase of stock. The Company provides executives with two programs to assist in meeting the guidelines. One is the Executive Loan Program which provides officers unsecured loans to purchase Common Stock. The other program is the Enhanced Stock Acquisition Program. This program provides officers who use personal funds to purchase Common Stock with one share of restricted stock for every two shares purchased. The restrictions lapse three years from the date of grant.

The Long Term Incentive Plan

     The LTIP is a long-term incentive plan tied to the Company's performance. The LTIP compensates senior executives who participate in the plan for performance over three year performance periods.

     The Committee determines:

     Senior executives' participation

     Applicable performance measures for the performance period

     Performance target for each performance measure

     Number of shares of Common Stock to be awarded if the performance target is achieved during the performance period

     Range of percentage of the target award to be awarded upon the attainment of various percentages of the performance target

     Awards under the LTIP are made in Common Stock. Shares awarded under the LTIP will consist of one-third unrestricted shares and two-thirds restricted shares. If the performance period ends at the close of the Company's fiscal year, the restrictions on one-half of the restricted shares will lapse on the January 1 immediately following the date the shares are awarded, and the restrictions on the remainder will lapse on the following January 1. The Committee has the discretion to reduce any participant's award.

     In the 1996-1998 LTIP performance period, the return on equity threshold was met and resulted in an award. For the 1997-1999 performance period, the Committee established a performance target of achieving a certain cash flow for the performance period. For the 1998-2000 performance period, the Committee established a performance target of achieving certain net revenue and operating margin for the performance period.

The Shareholder Value Incentive Plan

     The SVIP is designed to promote the interests of the Company and its shareholders by providing selected officers and employees of the Company with a strong incentive to increase dramatically the shareholder value of the Company. The plan's goal is to increase the share price of the Company's Common Stock to at least $75 5/8 for a period of ten consecutive trading days and/or increase earnings per share to at least $4.50 per share.

Participants in the SVIP are granted shares of the Company's Series B Convertible Preferred Stock. Each share of Preferred Stock automatically converts into ten shares of Common Stock if either Target is met by March 4, 2002.

     Grants to the Company's officers and other key employees in March 1997 constituted one-time grants, which will not be repeated to those persons in succeeding years; however, employees who are promoted to key employee positions after that date may receive new or additional grants under the SVIP. Persons not employed by the Company in March 1997 who are hired into key employee positions may receive new grants under the SVIP. No grant of Preferred Stock under the SVIP was made to the CEO in view of the other compensation incentives to increase shareholder value applicable to him under his employment contract and the Company's other incentive plans. In determining the size of each officer grant the Committee considered each officer's present position and likely future contribution to the Company. If the target is realized, the amounts payable to the officers and other key employees would represent approximately 3% of the amount that would be realized by the Company's shareholders in the aggregate.

Compensation of the Chief Executive Officer

     The determination of the Chief Executive Officer's compensation program follows all of the policies set forth above for those components of executive compensation. In 1998 Mr. Cook received an increase in base salary to $810,000 based on 1997 performance. In 1998 the Company did not achieve the minimum accepted performance to trigger a payout under OAIP. Therefore, Mr. Cook will not receive a bonus for 1998. Additionally, because the Company did not achieve minimally acceptable performance, Mr. Cook requested that no salary increase be awarded for 1998 performance. A portion of Mr. Cook's compensation in 1998 will not be deductible under Section 162(m) of the Code.

     For the 1996-1998 LTIP performance period, the return on equity threshold was met and resulted in an award for Mr. Cook.

     The Committee sets Mr. Cook's total compensation in a manner to establish a strong connection between his compensation and the success of the Company. Approximately 80% of Mr. Cook's total compensation from salary, annual incentive compensation payments, stock options, and grants under the LTIP is stock based and tied to the success of the Company.

     The Committee establishes the Chief Executive Officer's annual goals and objectives and his performance against these goals and objectives is evaluated annually by the entire Board of Directors in executive session. The Chairman of the Committee and the Chairman of the Governance Committee of the Board communicate the results of the evaluation process to the Chief Executive Officer.

     SUBMITTED BY THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS:

William R. Grant, Chairman                                Harry G. Hohn
Richard M. Hayden                                         Nicholas Pappas

SUMMARY COMPENSATION TABLE

     The following table shows cash and certain other compensation earned during the years ended December 31, 1998, 1997 and 1996 by each of the Company's five most highly compensated executive officers for 1998.


                                              ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                              ---------------------------------------------------  ---------------------------------------------
                                                                                              AWARDS
                                                                                   ----------------------------       PAYOUTS
     NAME AND                                                                      RESTRICTED      SECURITIES      -------------
     PRINCIPAL                                                    OTHER ANNUAL       STOCK         UNDERLYING          LTIP
    POSITION(1)       YEAR    SALARY($)       BONUS($)(2)      COMPENSATION(3)($)  AWARDS($)(4)   OPTIONS(#)(5)    PAYOUTS($)(6)
    -----------       ----    --------        -----------      ------------------  ------------   -------------    -------------

E. Gary Cook ......    1998   $ 810,000       $   --                $161,633         $  162,238       100,000         $51,737
 Chairman,             1997     750,000        1,029,375             526,838          1,040,459       170,000           --
 President and         1996     441,070(9)     1,000,000               --             1,588,210       800,000           --
 Chief Executive
 Officer

Roger L. Sharp ....    1998     475,000           --                   --                96,292        65,000          13,078
 Former Executive      1997     395,517          544,425               --               272,056       110,000           --
 Vice President and    1996     102,596(10)      129,000               --                 --           50,000           --
 Chief of Global
 Operations

Patrick Mackey ....    1998     340,000           --                 221,138              --           20,000           --
 Executive Vice        1997      14,374(11)       90,900(12)           --                 --           25,000           --
 President             1996      --               --                   --                 --             --             --

Dustan E. McCoy ...    1998     296,400           --                   --                48,901        32,000           7,271
 Executive Vice        1997     264,425          236,558               --               179,400        22,500           --
 President             1996     218,121           --                   --                 --           14,000           --

Camillo J. DiFrancesco 1998     296,600           --                   --                46,390        26,000           9,887
 Senior Vice           1997     270,400          222,674               --               205,850        19,100           --
 President             1996     231,665           --                   --                 --            9,500           --
 and Chief
 Financial Officer



     NAME AND
     PRINCIPAL              ALL OTHER
    POSITION(1)         COMPENSATION($)(7)
    -----------         ------------------
E. Gary Cook ......          $667,407(8)
 Chairman,                      4,800
 President and                  4,500
 Chief Executive
 Officer

Roger L. Sharp ....             4,800
 Former Executive               4,800
 Vice President and             1,650
 Chief of Global
 Operations

Patrick Mackey ....             2,125
 Executive Vice                  --
 President                       --

Dustan E. McCoy ...             4,800
 Executive Vice                 4,800
 President                      4,500

Camillo J. DiFrancesco           --
 Senior Vice                    5,092
 President                      6,281
 and Chief
 Financial Officer


 (1) Principal positions listed are as of March 15, 1999.

 (2) Mr. Cook's 1996 bonus was a $1,000,000 sign on bonus paid in two equal installments in 1996 and 1997. All other amounts were paid under the Officers' Annual Incentive Plan in effect for the years ended December 31, 1996 and 1997 (the 'OAIP'). All bonus amounts were paid in cash for each year.

 (3) In accordance with SEC regulations, amounts totaling the lesser of $50,000 or 10% of the executive officer's aggregate salary and bonus have been omitted. The portions of the amounts reported that exceed 25% of the totals shown are: Mr. Cook: $120,473 (1998) and $135,225 (1997) for mortgage interest differential (and related tax gross up) relating to his relocation to Greenwich and $333,333 (1997) for prepayment by the Company of indebtedness under the Executive Loan Program. See 'Transactions with Management -- Executive Loan Program'. Mr. Mackey: $156,478 (1998) for relocation expenses relating to his relocation to Greenwich.

 (4) The dollar amount shown equals the total number of shares of restricted stock granted multiplied by the stock price on the respective grant dates. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the shares. Dividends are paid on all shares of restricted stock at the same rate as on unrestricted shares.

     The value of the shares of restricted stock held on December 31, 1998 (closing price of $15.9375) by the named executive officers is as follows:
     Mr. Cook - $456,530; Mr. Sharp - $134,449; Mr. McCoy - $76,341; and Mr.
     DiFrancesco - $81,998. These numbers do not include grants of restricted stock under the LTIP made on February 3, 1999, having the following values on that date: Mr. Cook - $103,457; Mr. Sharp - $26,156; Mr.
     McCoy - $14,525; and Mr. DiFrancesco - $19,757. These shares will vest in two equal parts one and two years from the date of grant.

     The remaining reported shares of restricted stock will vest as follows:

     Mr. Cook - 5,667 shares vesting on April 24, 1999; 1,478 shares vesting on June 10, 1999; 1,500 shares vesting on May 5, 2001 and 10,000 shares vesting when the Common Stock reaches $53.125 and $66.00 respectively for five (5) consecutive trading days.

     Mr. Sharp - 1,770 shares vesting on retirement on November 30, 1999 and 3,333 shares vesting when the Common Stock reaches $50 and $60 respectively for five (5) consecutive trading days.

     Mr. McCoy - 2,500 shares vesting on December 16, 1999; 200 shares vesting on March 4, 2000; 1,200 shares vesting on March 12, 2000; and 890 shares vesting on March 25, 2001.

     Mr. DiFrancesco - 2,448 shares vesting on December 19, 1999; 2,027 shares vesting on May 28, 2000 and 670 shares vesting on March 12, 2001.

 (5) The stock options granted during 1998, 1997 and 1996 were granted pursuant to the 1997 Stock Incentive Plan and the 1995 Stock Option Plan.

 (6) The dollar amount shown equals the number of shares of Common Stock (unrestricted) granted outright to the executive officer under the LTIP multiplied by the closing price of the Company's Common Stock on the grant date February 3, 1999 ($17.4375). In order to satisfy tax withholding requirements, portions of these shares were returned to the Company as follows: Mr. Cook: 1,007 shares; Mr. Sharp: 302 shares; Mr. McCoy: 179 shares; and Mr. DiFrancesco: 228 shares. The remaining grants which were made in restricted shares are shown in the column entitled 'Restricted Stock Awards'.

 (7) All amounts shown for Messrs. Sharp, Mackey and McCoy consist of the Company's matching contribution under the 401(k) Plan. With regard to Mr. DiFrancesco, the amounts include the Company's matching contribution under the OSi Specialties, Inc. 401(k) Savings and Investment Plan.

 (8) Includes $662,607 paid to Mr. Cook relating to a business loss reimbursement arrangement pursuant to his employment contract. The relevant provision of the contract allowed for a payment not to exceed $750,000 on the loss on sale of a family business owned prior to his employment with the Company.

 (9) The 1996 salary shown represents Mr. Cook's earned base salary from the inception of his employment, June 12, 1996 through December 31, 1996. See 'Employment Agreements and Other Arrangements'.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(10) The 1996 salary shown represents Mr. Sharp's earned base salary from the inception of his employment, September 10, 1996, through December 31, 1996.

(11) The 1997 salary shown represents Mr. Mackey's earned base salary from the inception of his employment on December 2, 1997 through December 31, 1997. See 'Employment Agreements and Other Arrangements'.

(12) Mr. Mackey's 1997 bonus is a $50,000 sign on bonus and $40,900 payment received under the OAIP.

OPTION GRANTS TABLE

     The following table provides information concerning grants of Company stock options during the year ended December 31, 1998 to the executive officers named in the Summary Compensation Table. In addition, hypothetical gains or spreads, calculated based on assumed rates of annually compounded stock price appreciation of 5% and 10% over the term of the option, have been included in the table.

                                                             INDIVIDUAL GRANTS
                                ---------------------------------------------------------------------------
                                       NUMBER OF           % OF TOTAL OPTIONS
                                       SECURITIES              GRANTED TO
                                       UNDERLYING             EMPLOYEES IN      EXERCISE PRICE   EXPIRATION
             NAME               OPTIONS GRANTED(#)(1)(2)      FISCAL YEAR         ($/SHARE)         DATE
             ----               ------------------------      -----------       --------------   ----------
E. Gary Cook                             100,000                  9.7%              23.8125        8/03/08
Roger L. Sharp                            65,000                  6.3%              23.8125        8/03/08
Dustan E. McCoy                           32,000                  3.1%              23.8125        8/03/08
Camillo J. DiFrancesco                    26,000                  2.5%              23.8125        8/03/08
Patrick Mackey                            20,000                  1.9%              23.8125        8/03/08


                                                   POTENTIAL REALIZABLE VALUE
                                                     AT ASSUMED ANNUAL RATES
                                                 OF STOCK PRICE APPRECIATION FOR
                                                           OPTION TERM
                                           -------------------------------------------
             NAME                             5%                                10%
             ----                          ---------                         ---------
E. Gary Cook                               1,499,000                         3,799,000
Roger L. Sharp                               974,350                         2,468,050
Dustan E. McCoy                              479,680                         1,215,040
Camillo J. DiFrancesco                       389,740                           987,220
Patrick Mackey                               299,800                           759,400

(1) Each option was granted on August 3, 1998 pursuant to the 1997 Stock Incentive Plan. Fifty percent of the options vest on August 3, 1999 and the remaining fifty percent on August 3, 2000, provided the optionee continues employment with the Company or any of its subsidiaries.

    Only vested options may be exercised for a 90 day period following an optionee's termination date; however, upon termination by (i) early or normal retirement, (ii) death or (iii) disability, all options immediately vest and are exercisable for a three year period following termination; provided that no options shall be exercisable after August 3, 2008.

    The actual value an optionee receives is dependent on future stock market conditions and there can be no assurance that the amounts reflected in the right hand columns of the table will actually be realized. No gain to the optionee is possible without an appreciation in stock value which will benefit all shareholders commensurately.

(2) Payment for shares of Common Stock upon exercise of a stock option may be made in cash or in another form of consideration as determined to be appropriate by the Committee (including cashless exercise procedures, shares of Common Stock or a combination of cash and shares of Common Stock).

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides certain information regarding stock option activity by the named executive officers for the year ended December 31, 1998. As of February 15, 1999, no unexercised stock options were in the money.

                    AGGREGATED OPTION EXERCISES DURING 1998

                                                                                                 NUMBER OF SECURITIES
                                                                                                      UNDERLYING
                                                                                                 UNEXERCISED OPTIONS
                                                                                                   AT YEAR-END (#)
                                                        SHARES ACQUIRED         VALUE        ----------------------------
                        NAME                           ON EXERCISE (#)(1)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE
                        ----                           ------------------    ------------    -----------    -------------

E. Gary Cook                                                       0                  0        685,000         385,000
Roger L. Sharp                                                25,000            215,625         80,000         120,000
Dustan E. McCoy                                                    0                  0         84,890          84,830
Camillo J. DiFrancesco                                             0                  0         12,010          41,250
Patrick Mackey                                                     0                  0         12,500          32,500

(1) Includes 3,540 shares received on exercise and 21,460 shares with respect to which options were exercised as a cashless exercise.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

     The following table provides certain information concerning the grant of target awards under the Witco Corporation Long Term Incentive Plan (the 'LTIP') to the named executive officers during the year ended December 31, 1998. The Board of Directors and the Company's shareholders adopted the LTIP in 1996 in order to provide the Company a means to award participants in Common Stock for their achievement of one or more objective performance targets over a three year performance period. For the 1998-2000 LTIP performance period, the performance target involves achieving certain net revenue and operating margin.

                  LONG-TERM INCENTIVE PLAN AWARDS DURING 1998

                                                                                 ESTIMATED FUTURE PAYOUTS UNDER
                                                                                 NON-STOCK PRICE-BASED PLANS(2)
                                                 NUMBER     PERFORMANCE    -------------------------------------------
                    NAME                        OF UNITS     PERIOD(1)     THRESHOLD (#)     TARGET (#)    MAXIMUM (#)
                    ----                        --------    -----------    -------------     ----------    -----------
E. Gary Cook                                     20,000       3 years          10,000          20,000         50,000
Roger L. Sharp                                   12,000       3 years           6,000          12,000         30,000
Dustan E. McCoy                                   6,600       3 years           3,300           6,600         16,500
Camillo J. DiFrancesco                            6,000       3 years           3,000           6,000         15,000
Patrick Mackey                                    3,300       3 years           1,650           3,300          8,250

(1) The three year performance period until payout commenced on January 1, 1998.

(2) Actual awards of stock, if any, under the LTIP for the 1998-2000 performance period will be based on annual net revenue and operating margin, as defined in the LTIP. Actual awards, which will be made one-third in shares of Common Stock and two-thirds in shares of restricted stock, will be made when annual net revenue and operating margin are calculated and certified by the Organization and Compensation Committee as having met the performance goals.

CERTAIN BENEFIT PLANS

     Defined Benefit Pension Plan. The Company currently has a qualified, non-contributory defined benefit plan, the Witco Corporation Retirement Plan (the 'Retirement Plan'), which covers executive officers and non-bargaining employees. Because the Retirement Plan was sufficiently funded, no contributions were made to it in 1998. The compensation covered by the Retirement Plan represents base salary plus commissions.

     To the extent that benefits under the qualified plan exceed limits established by the Code, they are payable under the Excess Benefit Plan and Compensation Cap Plan of Witco Corporation (the 'Excess Plan') which provides for the payment of benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or limitations on compensation or benefits that may be imposed by the Code.

     A normal retirement benefit (which will not be less than the amount accrued as of December 31, 1993 under the pre-amended plan) is calculated as follows:

           1.5% of the individual's final average earnings (average earnings for 60 months before retirement)

           multiplied by years of credited service

           less 1.5% of the individual's Social Security benefit

     The following table illustrates the estimated annual benefits payable to an employee, including the named executive officers, under the qualified and excess plans. These estimates assume continued employment until the normal date of retirement at age 65, and are based on a straight-life annuity form of retirement income. Amounts shown in the table will be reduced by the Social Security offset.


                                                   YEARS OF SERVICE
   FINAL        --------------------------------------------------------------------------------------
AVERAGE PAY        10           15           20           25           30           35           40
-----------     --------     --------     --------     --------     --------     --------     --------
$  100,000      $ 15,000     $ 22,500     $ 30,000     $ 37,500     $ 45,000     $ 52,500     $ 60,000
   150,000        22,500       33,750       45,000       56,250       67,500       78,750       90,000
   200,000        30,000       45,000       60,000       75,000       90,000      105,000      120,000
   250,000        37,500       56,250       75,000       93,750      112,500      131,250      150,000
   300,000        45,000       67,500       90,000      112,500      135,000      157,500      180,000
   350,000        52,500       78,750      105,000      131,250      157,500      183,750      210,000
   400,000        60,000       90,000      120,000      150,000      180,000      210,000      240,000
   500,000        75,000      112,500      150,000      187,500      225,000      262,500      300,000
   600,000        90,000      135,000      180,000      225,000      270,000      315,000      360,000
   700,000       105,000      157,500      210,000      262,500      315,000      367,500      420,000
   800,000       120,000      180,000      240,000      300,000      360,000      420,000      480,000
   900,000       135,000      202,500      270,000      337,500      405,000      472,500      540,000
 1,000,000       150,000      225,000      300,000      375,000      450,000      525,000      600,000

     As of December 31, 1998, Mr. Cook had completed two years of service, Mr. Sharp, two years of service, Mr. McCoy, five years of service and Mr. Mackey, one year of service. During 1998, Mr. DiFrancesco participated in the Retirement Program for Employees of OSi Specialties, Inc. and its Participating Subsidiary Companies (the 'OSi Plan'). As of December 31, 1998, Mr. DiFrancesco had completed five years of service under the OSi Plan. The table set forth above illustrates the estimated annual benefits payable to Mr. DiFrancesco under the OSi Plan, however, for purposes of the OSi Plan 'final average pay' is the average salary plus bonus for the 36 months preceding retirement.

     Deferred Compensation Plan. The Witco Corporation Deferred Compensation Plan (the 'Deferred Plan') is intended to provide certain employees with the opportunity to defer some or all of the bonus otherwise payable to them by the Company. Amounts deferred for 1998 can either earn interest, compounded monthly, at an annual rate equal to the yield quotation as of the end of the calendar quarter for the U.S. Treasury 5-year note or be converted into phantom shares of Common Stock which will earn additional phantom shares on each day the Company pays a dividend. Deferred account balances are payable in cash and are distributed at the election of the participant in a lump sum or in installment payments on or about January 1 of each year for a period of years (not to exceed ten years) specified by the participant or at retirement or termination. In the event of a change in control, as defined in the Deferred Plan, deferred account balances are paid in cash and are distributed not later than 30 days after the date of the change in control.

     Supplemental Executive Retirement Plan. Certain current and former officers selected by the Board of Directors are participants in the Company's Supplemental Executive Retirement Plan (the 'SERP'). The SERP supplements coverage under the Company's pension plan and provides a participant retiring at or after age 65 (or at or after 62 if approved by the Board of Directors), with 50% of his average base salary plus average bonus (both as defined in the SERP) less amounts paid under the Retirement Plan (or other qualified plan), the Excess Plan and 50% of the Social Security benefit.

     Estimated annual target retirement benefits under all retirement plans, including the SERP, payable as a 50% joint and survivor annuity or 15 year certain annuity (if unmarried) at age 65 are as follows, assuming future base salaries increase by 4% January 1 each year and bonuses paid equal 80% of base salary for Mr. Cook and 60% of base salary for Messrs. McCoy and DiFrancesco and 50% of base salary for Mr. Mackey: Mr. Cook $1,079,652, Mr. McCoy $416,817, Mr. DiFrancesco $418,811 and Mr. Mackey $408,807.

     In the event of a change in control (as defined in the SERP), each participant will be fully vested in a monthly supplemental retirement benefit commencing at age 60 equal to one-twelfth of the annual benefit which is equal to 50% of the sum of the participant's base salary, bonus and LTIP amount, reduced by amounts paid under the Retirement Plan (or other qualified defined benefit plan), the Excess Plan and 50% of the Social Security benefit, as such terms are defined in the SERP.

     In the event of the actual or constructive termination of employment of a participant within three years after a change in control or prior to a change in control at the request of any person who effects a change in control, the participant will be entitled to one lump sum in an amount equal to three times the participant's base salary, bonus and LTIP amount. In addition, the participant is entitled to amounts accrued under other programs, including a pro-rated bonus under the OAIP, continuation of payments under any applicable relocation policy and the gross up of payments that are subject to an excise tax imposed by Code Section 4999 as a result of a change in control. In exchange for these protections, the participants are bound under certain confidentiality and non-competition provisions.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     The Company is a party to employment agreements with Messrs. Cook and Mackey. The Company is a party to a letter agreement, dated March 1, 1999, with Mr. Sharp regarding his retirement arrangements.

     Employment Agreement with E. Gary Cook. Mr. Cook and the Company are parties to an employment agreement, dated June 12, 1996, which was described in detail in the Company's Proxy Statements relating to its 1997 and 1998 Annual Meetings of Shareholders. The agreement has a three-year initial term and continues thereafter for annual periods unless earlier terminated on six months written notice by either party.

     In addition to information found elsewhere in this Proxy Statement, the agreement provides for:

      40% of the normal supplemental retirement benefit on retirement within three years of commencement of employment

      60% if such retirement occurs after three years but before five years

      100% if such retirement occurs after five years

     If Mr. Cook's employment arrangement is terminated during its term by the Company other than by reason of death, disability or for cause, or if Mr. Cook terminates the agreement for good reason, he is entitled to the aggregate of:

      base salary through termination

      a prorated portion of the bonus targeted for the fiscal year any deferred compensation and

      three times annual compensation based on his five year average total compensation

     Letter Agreement with Roger L. Sharp. Mr. Sharp resigned as an executive officer and director of the Company effective March 3, 1999. A letter agreement, dated March 1, 1999, between Mr. Sharp and the Company provides for a continuation of salary payments during a period of continued employment between March 3, 1999 and Mr. Sharp's November 30, 1999 retirement date from the Company. The agreement provides for a one time severance payment equal to one year's base salary of $494,000 and certain relocation expenses. In exchange for releasing Mr. Sharp from future obligations under the $535,509 mortgage note with Witco on his local residence, Mr. Sharp agreed to convey title to the property to the Company. The agreement also provides for vesting of 60% of Mr. Sharp's SERP retirement benefit as of the retirement date. Normal provisions on retirement will apply to Mr. Sharp under the OAIP, LTIP and stock option plans as of his November 30, 1999 retirement date. The agreement also provides for acceleration of vesting on November 30, 1999 of 1,770 shares of restricted stock granted to Mr. Sharp under the Enhanced Stock Acquisition Program.

     Employment Agreement with Patrick Mackey. The terms of Mr. Mackey's employment with Witco Corporation are set forth in a letter agreement dated March 1, 1998. From December 2, 1997 to March 1, 1998, Mr. Mackey was an employee of Baxenden Chemicals Limited, a majority-owned indirect subsidiary of Witco Corporation. In addition to the right to participate in the future compensation, benefit and welfare plans available to other executive officers of the Company, the agreement provides for the following: (a) annual base salary of $340,000; (b) a one-time signing bonus of $50,000; (c) options to purchase 25,000 shares of Common Stock; and (d) 10,000 preferred shares under the Shareholder Value Incentive Plan.

     The agreement also provides, notwithstanding certain provisions contained in the SERP, that if Mr. Mackey elects to retire at age 58 1/2, the Company shall pay a lump sum of `L'283,096 grossed up for taxes as compensation for lost early retirement benefits at his previous employer.

     The agreement provides that if Mr. Mackey's employment is terminated without cause, he will be entitled to a severance payment equal to two times his base salary at termination plus relocation expenses as described in the employment agreement.

TRANSACTIONS WITH MANAGEMENT

     In 1996, the Company adopted Stock Ownership Guidelines for the Company's executive officers which must be achieved within five years. These require officers to own Witco stock having the following values:

           Chief Executive Officer: three times salary

           Senior officers: two times salary

           All other officers: one times salary

     Any officer who fails to reach these ownership guidelines will be required to apply twenty percent (before taxes) of the gross amount of any cash bonus payable to such officer to the purchase of shares of Common Stock until compliance with these guidelines is attained. In order to assist and encourage executive officers to reach these ownership guidelines as soon as possible, the Executive Loan Program and Enhanced Stock Acquisition Program, both described below, were established.

     Executive Loan Program. A loan facility (the 'Facility') has been established with Fleet National Bank ('Fleet') under which Fleet will make unsecured loans to executive officers of the Company and under the Facility and the Company will guarantee repayment of the loans. Participating officers agree with the Company that loan proceeds will be used to purchase Common Stock and that they will indemnify the Company against any liability the Company may incur under its guarantee. Loan amounts are limited to the multiple of executive officer salary which equals the stock ownership multiple. Each loan has a five year term. As additional compensation, the Company has established a program under which executive loans are prepaid by the Company, but no more than one-third of the loan amount will be prepaid by the Company in any one year. The amount and the timing of the pre-payments are based on performance based criteria which have been established by the Organization and Compensation Committee. All amounts borrowed pursuant to the Facility and not prepaid by the Company must be repaid by the executive officer. On December 30, 1996, Mr. Cook entered into such a loan agreement with Fleet for an amount of $1,000,000, for the purpose of purchasing shares of Common Stock. On January 28, 1997, Frederick
A. Shinners, a corporate officer, entered into such a loan agreement with Fleet for an amount of $260,000, for the purpose of purchasing shares of Common Stock. To date, the Company has prepaid $220,166 and $10,507 on behalf of Messrs. Cook and Shinners, respectively, under the program. On September 18, 1998, Georg Urban a corporate officer, also entered into a loan agreement with Fleet for an amount of $250,000.

     Enhanced Stock Acquisition Program. To the extent any executive officer purchases Common Stock with funds from any source other than the Facility, the Company will grant the executive officer one share of restricted stock for each two shares so purchased. The restrictions on these restricted shares lapse three years from the date of the purchase giving rise to the grant. To date, the Company has purchased in the open market all shares of Common Stock required to be issued as restricted shares under this program, but reserves the right to issue restricted shares under the 1997 Stock Incentive Plan. To date, the Company has granted 1,500, 5,145, 4,790 and 1,770 restricted shares of Common Stock to Messrs. Cook, DiFrancesco, McCoy and Sharp, respectively, under this program.

INDEBTEDNESS OF MANAGEMENT

     In connection with the relocation of Roger Sharp to the Company's headquarters area in 1996, the Company loaned Mr. Sharp $535,509 with recourse, which loan was evidenced by a non-interest bearing note and secured by a first mortgage on his residence. Pursuant to the letter agreement, dated March 1, 1999, between Mr. Sharp and the Company regarding Mr. Sharp's retirement arrangements, the Company will release Mr. Sharp's mortgage note on his local residence in exchange for Mr. Sharp conveying title to the property to the Company.

     In connection with the relocation of Georg Urban to the Company's headquarters area in 1997, the Company loaned Mr. Urban $200,000 with recourse, which loan is evidenced by a non-interest bearing note and secured by a second mortgage on his residence. In addition, the Company provided Mr. Urban with a $300,000 bridge loan evidenced by a non-interest bearing promissory note. The bridge loan was repaid by Mr. Urban in its entirety in September 1998.

     In connection with the relocation of Patrick Mackey to the Company's headquarters area, the Company has loaned Mr. Mackey $112,000 with recourse, which loan is evidenced by a non-interest bearing note and secured by a second mortgage on his residence.

                              PERFORMANCE GRAPH

     The following graph assumes $100 was invested on December 31, 1993 in Witco Common Stock, the S&P 500 Stock Index, the S&P Chemicals Index and the S&P Specialty Chemicals Index. The cumulative total shareholder return is computed assuming reinvestment of dividends.


                                [CHART-GRAPH]

                           DEC-93    DEC-94    DEC-95    DEC-96    DEC-97    DEC-98
                           ------    ------    ------    ------    ------    ------
Witco Corp.                $100      $ 80      $ 99      $106      $147      $ 60
S&P 500'r'                 $100      $101      $139      $171      $229      $294
S&P'r' Chemicals Index     $100      $116      $151      $200      $246      $224
S&P'r' Chemicals
  (Specialty) Index        $100      $ 87      $115      $118      $146      $124


                            ADDITIONAL INFORMATION

     As of the date of this proxy statement, the Company does not know of any business that will be presented for consideration at the annual meeting other than the items referred to on page 4. If any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect to the business in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.

                                   APPENDIX 1
                                   PROXY CARD

P
R
O
X
Y

                                WITCO CORPORATION

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                FOR THE ANNUAL MEETING TO BE HELD APRIL 28, 1999

The undersigned hereby appoints E. Gary Cook, Camillo J. DiFrancesco and Edgar
J. Smith, Jr. or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of WITCO CORPORATION held of record by the undersigned on March 15, 1999, with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 28, 1999 at 10:30 A.M., at Witco Corporation, One American Lane, Third Floor, Greenwich, Connecticut, and at any adjournments thereof.

This proxy when properly executed will be voted as specified herein. If no specification is made, it is the intention of the proxies to vote FOR proposals 1 and 2.

Please indicate your vote for the election of Directors on the reverse. The nominees are:

Don L. Blankenship, Harry G. Hohn, Dan J. Samuel and Bruce F. Wesson

Please sign the reverse side of this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.


                                                                 ---------------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                 ---------------


                              FOLD AND DETACH HERE

WITCO [LOGO]                                WITCO CORPORATION
                                            One American Lane
                                            Greenwich, CT 06831-2559

                                            E. GARY COOK
                                            Chairman of the Board, President
                                            and Chief Executive Officer

March 25, 1999

To the Shareholders of Witco Corporation:

The 1999 Annual Meeting of Shareholders of Witco Corporation will take place on Wednesday, April 28, 1999, beginning at 10:30 a.m. local time at our corporate headquarters at One American Lane, Greenwich, Connecticut on the 3rd floor. You will find a map to Witco's World Headquarters in Greenwich, Connecticut on the reverse side of this letter. The matters to be taken up at the meeting are described in the enclosed proxy statement.

Your vote and participation in the Annual Meeting of Shareholders is important. Whether you plan to attend the meeting or not, please review carefully the enclosed proxy statement, complete the form of proxy on the reverse side, and return the form promptly in the envelope provided.

If you do plan to attend the meeting, we look forward to seeing you at the meeting.

Sincerely,

/s/ E. Gary Cook

Chairman

---  PLEASE MARK YOUR                                                       0581
 X   VOTES AS IN THIS
---  EXAMPLE


   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

--------------------------------------------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------------------------------------------
                     FOR     WITHHELD                                                     FOR     AGAINST    ABSTAIN
1. Election of       [ ]       [ ]                            2. To ratify the            [ ]       [ ]        [ ]
   Directors.                                                    appointment of
   (see reverse)                                                 Ernst & Young LLP
                                                                 as the Company's
                                                                 independent auditors
For, except vote withheld from the following nominee(s):         for 1999.

--------------------------------------------------------

--------------------------------------------------------------------------------



SIGNATURE(S)___________________________________________    DATE_________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              FOLD AND DETACH HERE


                             WITCO WORLD      [MAP & DIRECTIONS]
                             HEADQUARTERS



                       STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as.......................'r'